UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2013

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Health Insurance Innovations, Inc., a Delaware corporation (the “Company”) is filing this Amendment No. 1 (this “Amendment”) on Form 8-K/A to the Company’s Current Report on Form 8-K, filed by the Company with the Securities and Exchange Commission on August 13, 2013 (the “Original Report”), to disclose certain compensation for Paul Gabos, a director of the Company elected to the Company’s Board of Directors (the “Board”) on August 7, 2013.

This Amendment should be read in conjunction with the Original Report. Except for the matters disclosed below, this Amendment does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, the Compensation Committee of the Board awarded Paul Gabos with 20,000 stock settled appreciation rights (“SSARs”) under the Company’s 2013 Outside Director Compensation Program, of which 50% vest on May 1, 2014, and the remaining unvested SSARs vest on May 1, 2015. Each SSAR has a grant price of $11.73 and expires on March 8, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael W. Kosloske
	Name:	Michael W. Kosloske
	Title:	Chairman, President and Chief Executive Officer

Date: August 28, 2013